SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2002

IntraBiotics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29993	94-3200380
(Commission File No.)	(IRS Employer Identification No.)

1245 Terra Bella Avenue
Mountain View, California 94043

 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 526-6800

Item 5.  Other Events

On March 10, 2002, IntraBiotics Pharmaceuticals, Inc. announced that the results of its second phase III clinical trial of iseganan HCl oral solution, for the reduction of incidence of ulcerative oral mucositis in patients receiving radiation therapy for treatment of head and neck cancer, has been accepted for an oral presentation at the upcoming American Society of Clinical Oncology (ASCO) meeting in Orlando, Florida on Tuesday, May 21, 2002.  The Company also announced that it has finalized its plans for statistical analysis of the two clinical trials based on input from the FDA. In both studies, oral mucositis is being assessed using the National Cancer Institute’s Common Toxicity Criteria score for oral mucositis caused by chemotherapy and radiotherapy. The proportion of patients receiving iseganan whose oral mucositis remains absent or mild (Grades 0 and 1) will be compared to the proportion of patients receiving placebo whose oral mucositis remains absent or mild. The press release is filed as Exhibit 99.1 hereto.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

99.1	Press Release, dated March 10, 2002, entitled “IntraBiotics to Present Results of Phase III Clinical Trial at ASCO.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTRABIOTICS PHARMACEUTICALS, INC.

Dated: March 20, 2002	By:	/s/ Henry J. Fuchs, M.D.
Henry J. Fuchs, M.D.
President, Chief Operating Officer and Director

INDEX TO EXHIBITS

99.1	Press Release, dated March 10, 2002, entitled “IntraBiotics to Present Results of Phase III Clinical Trial at ASCO.”